Independent auditors' consent

The board and shareholders AXP Discovery Fund, Inc.:


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                                  /s/ KPMG LLP
                                                      KPMG LLP



Minneapolis, Minnesota
September 26, 2000